Exhibit 10.21

M E M O R A N D U M

TO: FROM: DATE: SUBJECT:	Rich Roeske Don Southwell /s/ DS August 5, 2010 Special Incentive Bonus

The purpose of the Special Incentive Bonus is to recognize the increased responsibilities you will temporarily assume during an important transitional period for the organization. If you stay with Unitrin Services Company and continue to satisfactorily perform your job through March 15, 2011, you will be eligible to receive a 25% bonus based upon your base annual salary as of April 1, 2010.

If your employment with Unitrin Services Company should end prior to March 15, 2011 due to your voluntary resignation or termination for cause, you will not be entitled to the bonus award or any portion thereof.

The bonus will be paid as a lump sum payroll item by March 15, 2011.

This is considered a confidential matter and is not to be discussed with your Unitrin colleagues.

I want to personally thank you for your hard work thus far and ask for your continued support going forward.

ACKNOWLEDGMENT

Employee Signature    /s/ R. Roeske

Date    8/6/10

Unitrin, Inc.

One East Wacker Drive • Chicago, Illinois 60601 • 312.661-4600